Exhibit 10.8

AMENDMENT NO. 3 TO AGREEMENT

This amendment (“Amendment”), effective as of the 2nd day of January, 2007, amends the agreement dated the 30th day of September 2005 by and between Redpoint Bio Corporation (f/k/a Linguagen Corp.), a Delaware corporation (“Redpoint”) and Albert Einstein Healthcare Network, a non-profit corporation in Philadelphia, PA (“AEHN”), as amended, the “Agreement”.

WHEREAS, AEHN AND Redpoint entered into the Agreement to encompass use of AEHN’s animal facilities located at 5501 Old York Road, Philadelphia, PA  19141 (“Facility”) for executing Redpoint Protocols.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto promise and agree as follows:

1.               All capitalized terms not defined herein have the same meaning as those in the Agreement.

2.               The completion date of the Agreement shall remain the same as set forth in the Agreement.

3.               Exhibit C of the Agreement, the Section titled Other is amended to include the following:

Additional rental space - Room A118 (11 feet x 12 feet) or 132 square feet

Cost per square foot is $25.00/square foot/year or $275/month

4.               Any and all provisions of the Agreement not expressly modified hereby shall remaining full force and effect.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties have executed this Amendment.

Accepted and Agreed to by:

Redpoint Bio Corporation	Albert Einstein Healthcare Network
2005 Eastpark Boulevard	5501 Old York Road
Cranbury, NJ 08512	Philadelphia, PA 19141

/s/ Scott Horvitz	/s/ Mary Klein, Ph.D.
Scott Horvitz	Mary Klein, Ph.D.
Chief Financial Officer	Director, Office of Research and Tech. Div.

1/5/07	12/27/06
Date	Date